Exhibit 99

CONTACTS:
Investors:	REGIS CORPORATION:
Jack Nielsen — Director of Finance — Investor Relations
(952) 947-7000

Media:	BERNS COMMUNICATIONS GROUP:
Melissa Jaffin
(212) 994-4660

REGIS INCREASES COMMON STOCK REPURCHASE PROGRAM BY $100 MILLION

     MINNEAPOLIS, May 5, 2005 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion hair care industry, today announced that its Board of Directors approved an increase in the Company’s common stock repurchase program from the previously authorized $100 million to $200 million. Under the previous authorization, the Company repurchased $65 million of common stock. The stock repurchase program does not have an expiration date.

     “We believe our stock is a very good investment,” commented Paul D. Finkelstein, chairman and chief executive officer. “Our confidence in the strength of our business model, combined with a strong balance sheet and predictable operating cash flow provides us the opportunity to be more aggressive with our common stock repurchase program.”

     Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in salons, hair restoration centers and education. As of March 31, 2005, the Company owned or franchised 10,698 beauty salons, 90 hair restoration centers and 19 beauty schools operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women. These and other concepts are located in the US and in ten other countries throughout North America and Europe. For additional information about the Company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

     This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued

ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons and beauty schools that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon and beauty school acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 4, 2004. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

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